Exhibit (a)(xi) under Form N-1A
                                            Exhibit 3(a) under Item 601/Reg. S-K

                              MARSHALL FUNDS, INC.

                                Amendment No. 10
                                       to

                            ARTICLES OF INCORPORATION
                               Dated July 30, 1992

        THESE Articles of Incorporation are amended as follows:

        Delete Section (a) of Article IV and substitute in its place the following:

     " (a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                         Authorized Number of

                CLASS                             SERIES               SHARES
                -----                             ------               ------
Marshall Equity Income Fund                      Series A            Indefinite
Marshall Equity Income Fund                      Series Y            Indefinite
Marshall Government Income Fund                  Series A            Indefinite
Marshall Government Income Fund                  Series Y            Indefinite
Marshall Intermediate Bond Fund                  Series A            Indefinite
Marshall Intermediate Bond Fund                  Series Y            Indefinite
Marshall Mid-Cap Growth Fund                     Series A            Indefinite
Marshall Mid-Cap Growth Fund                     Series Y            Indefinite
Marshall Money Market Fund                       Series A            Indefinite
Marshall Money Market Fund                       Series B            Indefinite
Marshall Short-Term Income Fund                  Series Y            Indefinite
Marshall Large-Cap Growth & Income Fund          Series A            Indefinite
Marshall Large-Cap Growth & Income Fund          Series Y            Indefinite
Marshall Mid-Cap Value Fund                      Series A            Indefinite
Marshall Mid-Cap Value Fund                      Series Y            Indefinite
Marshall Short-Term Tax-Free Fund                Series Y            Indefinite
Marshall Intermediate Tax-Free Fund              Series Y            Indefinite
Marshall International Stock Fund                Series A            Indefinite
Marshall International Stock Fund                Series Y            Indefinite
Marshall International Stock Fund                Series I            Indefinite
Marshall Small-Cap Growth Fund                   Series A            Indefinite
Marshall Small-Cap Growth Fund                   Series Y            Indefinite

        The undersigned Secretary of Marshall Funds, Inc. certifies that the above stated amendment is a true and correct Amendment to the Articles of Incorporation, as adopted by the Directors of the Corporation as of the 24th day of May, 1999, and that shareholder action is not required, all in accordance with Section 180.1002 of the Wisconsin Business Corporation Law.

        WITNESS the due execution hereof this 7th day of June, 1999.

                                            /S/ BROOKE J. BILLICK

                                            Brooke J. Billick
                                            Secretary

Prepared by:   C. Todd Gibson
               Federated Administrative Services
               Federated Investors Tower
               Pittsburgh, PA  15222-3779